EXHIBIT 4.5

                     AMENDMENT NO. 3 TO FINANCING AGREEMENTS

     AMENDMENT No. 3, dated July 29, 2002, effective as of August 16, 2001, by and among Congress Financial Corporation, a Delaware corporation, in its capacity as Administrative Agent, Collateral Agent, Joint Lead Arranger and Joint Bookrunner (in such capacity, "Agent") for the financial institutions from time to time party to the Loan Agreement (as hereinafter defined) as lenders (each individually, a "Lender" and collectively, "Lenders"), Charming Shoppes, Inc., a Pennsylvania corporation ("Parent"), Charming Shoppes of Delaware, Inc., a Pennsylvania corporation ("CS Delaware"), CSI Industries, Inc., a Delaware corporation ("CSI"), FB Apparel, Inc., an Indiana corporation ("FB Apparel"), Catherines Stores Corporation, a Tennessee corporation ("Catherines") and Lane Bryant, Inc., a Delaware corporation ("LB", and, together with Parent, CS Delaware, CSI, FB Apparel and Catherines hereinafter referred to each individually, as a "Borrower" and collectively, as "Borrowers"), and CS Delaware, in its capacity as agent for itself as a Borrower and for the other Borrowers ("Borrowers' Agent").

                              W I T N E S S E T H :
                              -------------------

     WHEREAS, Agent, J.P. Morgan Business Credit Corp, a Delaware corporation, in its capacity as Co-Agent, Joint Lead Arranger and Joint Bookrunner under the Loan Agreement (in such capacity, "Co-Agent"), Lenders, Borrowers and Borrowers' Agent have entered into financing arrangements pursuant to which Lenders have made and may make loans and advances and provide other financial accommodations to Borrowers as set forth in the Loan and Security Agreement, dated August 16, 2001, by and among Lenders, Agent, Co-Agent, Borrowers and Borrowers' Agent (as the same was amended by Amendment No. 1, dated as of January 12, 2002 and Amendment No. 2, dated as of May 17, 2002, and may hereafter be further amended, modified, supplemented, extended, renewed, restated or replaced, the "Loan Agreement", and together with all agreements, documents and instruments at any time executed and/or delivered in connection therewith or related thereto, as from time to time amended, modified, supplemented, extended, renewed, restated or replaced, collectively, the "Financing Agreements");

     WHEREAS, Borrowers and Borrowers' Agent have requested that Agent agree to make certain amendments to the Financing Agreements and Agent is willing to agree to such amendments, subject to the terms and conditions contained herein; and

     WHEREAS, by this Amendment No. 3, Agent, Borrowers and Borrowers' Agent desire and intend to evidence such amendments.

     NOW, THEREFORE, in consideration of the foregoing and the mutual agreements and covenants contained herein, and subject to the satisfaction of the conditions set forth in Section 7 hereof, the parties hereto agree as follows:

     1. Definitions.

     (a) Additional Definitions. As used herein, the following terms shall have the respective meanings given to them below and the Loan Agreement shall be deemed and is hereby amended to include, in addition and not in limitation of, each of the following definitions:

     (i) "Amendment No. 3" shall mean this Amendment No. 3 to Financing Agreements by and among Agent, Borrowers' Agent and Borrowers, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated, or replaced, and the Loan Agreement shall be deemed and is hereby amended to include, in addition and not in limitation, such definition.

     (ii) "Charming Financing Agreements"shall mean, collectively, the Charming Loan Agreement together with all other agreements, documents and instruments, including, without limitation, the Charming Note referred to therein or related thereto, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

     (iii) "Charming Loan Agreement" shall mean the Loan Agreement, dated as of August 16, 2001, between Venice and Parent, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

     (iv) "Charming Note" shall mean the promissory note, dated as of August 16, 2001, by Venice, as maker, in favor of Parent, as payee, in the original principal amount of $197,000,000, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

     (v) "CSIC" shall mean C.S.I.C., Inc., a Delaware corporation, and its successors and assigns.

     (vi) "CSIC Financing Agreements"shall mean, collectively, the CSIC Loan Agreement together with all other agreements, documents and instruments, including, without limitation, the CSIC Note referred to therein or related thereto, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

     (vii) "CSIC Loan Agreement" shall mean the Loan Agreement, dated as of August 16, 2001, between Venice and CSIC, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

     (viii)"CSIC Note" shall mean the promissory note, dated as of August 16, 2001, by Venice, as maker, in favor of CSIC, as payee, in the original principal amount of $83,000,000, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

     (ix) "LBH" shall mean LBH, Inc., a Nevada corporation, and its successors and assigns.


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     (x) "Merger" shall mean the merger of Venice and LBH with and into LB, with
LB as the surviving corporation, pursuant to the terms of the Merger Agreements.

     (xi) "Merger Agreements" shall mean, individually and collectively, the Agreement and Plan of Merger among Venice and LBH, with and into LB, the Articles of Merger of Venice and LBH with and into LB, the Certificate of Merger of Venice and LBH with and into LB, and all agreements, documents and instruments related to each of the foregoing, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

     (xii) "Venice" shall mean Venice Acquisition Corporation, a Delaware corporation, and its successors and assigns.

     (b) Amendment to Definitions. All references to the term "Financing Agreements" in the Loan Agreement shall be deemed and each such reference is hereby amended to include, in addition and not in limitation, this Amendment No. 3 and all other agreements, documents and instruments at any time executed and/or delivered by any Borrower, Borrowers' Agent or any other person in connection herewith, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

     (c) Interpretation. All capitalized terms used herein shall have the meanings assigned thereto in the other Financing Agreements, unless otherwise defined herein. All references to the plural herein shall also mean the singular and all references to the singular herein shall also mean the plural, in each case unless otherwise required by the context of the use thereof.

     2. Consent. Subject to the terms and conditions contained herein, Agent hereby consents to the Merger pursuant to the terms of each of the Merger Agreements as heretofore delivered by Borrowers' Agent to Agent.

     3. Encumbrances. Section 9.8 of the Loan Agreement is hereby amended by adding the following Sections 9.8(p) and 9.8(q) immediately after Section 9.8(o) thereof:

          "(p) the liens of Parent on the assets of Venice, to secure the Indebtedness of Venice to Parent permitted under Section 9.9(p) below.

          (q) the liens of CSIC on the assets of Venice, to secure the Indebtedness of Venice to CSIC permitted under Section 9.9(q) below."

     4. Indebtedness. Section 9.9 of the Loan Agreement is hereby amended by adding the following new Sections 9.9(p) and 9.9(q) immediately after Section
9.9 (o) thereof:

          "(q) secured Indebtedness of Venice pursuant to the Charming Financing Agreements; provided, that, as to such Indebtedness each of the following conditions is satisfied: (i) Agent shall have received true, complete and correct copies of all of the Charming Financing Agreements and shall have determined that each is satisfactory to Agent in all respects, (ii) the Indebtedness of Venice arising pursuant to the Charming Financing Agreements shall be evidenced by the Charming Note, which shall be duly and validly assigned to the order of Agent in a manner and on terms acceptable to Agent and as so endorsed shall be delivered to and held by Agent as part of the Collateral, (iii) Agent shall have received a duly executed Intercreditor Agreement between Agent and Charming, in form and substance satisfactory to Agent, (iv) the aggregate principal amount of such Indebtedness shall not exceed $197,000,000, less the aggregate amount of all repayments, repurchases or redemptions, whether optional or mandatory in respect thereof, (v) such Indebtedness shall only be secured by the assets of Venice identified as collateral in Section 4 of the Charming Loan Agreement on the date of the execution and delivery thereof, (vi) Venice shall only make regularly scheduled payments of principal and interest in respect of such Indebtedness in accordance with the terms of the Charming Financing Agreements as in effect on the date of the execution and delivery thereof, (vii) Venice shall not, directly or indirectly, amend, modify, alter or change any of the terms of such Indebtedness or of any of the Charming Financing Agreements, (viii) without limiting the rights of Venice to make the regularly scheduled payments referred to in clause (vi) above, Venice shall not, directly or indirectly, retire, defease, purchase or otherwise acquire such Indebtedness, or set aside or otherwise deposit or invest any sums for such purpose, and (ix) Venice shall furnish to Agent all notices and demands in connection with such Indebtedness either received by Venice or on its behalf promptly after receipt thereof."

          "(p) secured Indebtedness of Venice pursuant to the CSIC Financing Agreements; provided, that, as to such Indebtedness each of the following conditions is satisfied: (i) Agent shall have received true, complete and correct copies of all of the CSIC Financing Agreements and shall have determined that each is satisfactory to Agent in all respects, (ii) the Indebtedness of Venice arising pursuant to the CSIC Financing Agreements shall be evidenced by the CSIC Note, which shall be duly and validly assigned to the order of Agent in a manner and on terms acceptable to Agent and as so endorsed shall be delivered to and held by Agent as part of the Collateral, (iii) Agent shall have received a duly executed Intercreditor Agreement between Agent and CSIC, in form and substance satisfactory to Agent, (iv) the aggregate principal amount of such Indebtedness shall not exceed $83,000,000, less the aggregate amount of all repayments, repurchases or redemptions, whether optional or mandatory in respect thereof, (v) such Indebtedness shall only be secured by the assets of Venice identified as collateral in Section 4 of the CSIC Loan Agreement on the date of the execution and delivery thereof, (vi) Venice shall only make regularly scheduled payments of principal and interest in respect of such Indebtedness in accordance with the terms of the CSIC Financing Agreements as in effect on the date of the execution and delivery thereof, (vii) Venice shall not, directly or indirectly, amend, modify, alter or change any of the terms of such Indebtedness or of any of the CSIC Financing Agreements, (viii) without limiting the rights of Venice to make the regularly scheduled payments referred to in clause (vi) above, Venice shall not, directly or indirectly, retire, defease, purchase or otherwise acquire such Indebtedness, or set aside or otherwise deposit or invest any sums for such purpose, and (ix) Venice shall furnish to Agent all notices and demands in connection with such Indebtedness either received by Venice or on its behalf promptly after receipt thereof."

     5. Loans, Investments, Guarantees, etc. Section 9.10 of the Loan Agreement is hereby amended by adding the following Section 9.10(q) immediately after
Section 9.10(p) thereof:

          "(q) the loans by Parent and CSIC giving rise to the Indebtedness permitted under Sections 9.9(p) and 9.9(q) hereof, respectively."

     6. Representations, Warranties and Covenants. In addition to the continuing representations, warranties and covenants heretofore or hereafter made by Borrowers and Borrowers' Agent to Agent, Co-Agent and Lenders pursuant to the Financing Agreements, Borrowers and Obligors hereby jointly and severally represent, warrant and covenant with and to Agent, and Lenders as follows (which representations, warranties and covenants are continuing and shall survive the execution and delivery hereof and shall be incorporated into and made a part of the Financing Agreements):

     (a) No Event of Default exists on the date of this Amendment No. 3 (after giving effect to the amendments to the Financing Agreements made by this Amendment No. 3);

     (b) This Amendment No. 3 has been duly executed and delivered by Borrowers, Obligors and Borrowers' Agent and this Amendment No. 3 and the other Financing Agreements are in full force and effect as of the date hereof, and the agreements and obligations of Borrowers, Obligors and Borrowers' Agent contained herein and therein constitute legal, valid and binding obligations of Borrowers and Borrowers' Agent enforceable against Borrowers, Obligors and Borrowers' Agent in accordance with their respective terms;

     (c) The Merger shall be valid and effective in accordance with the Merger Agreements and the corporation statutes of the States of Delaware and Nevada, and LB shall be the surviving corporation pursuant to the Merger.

     (d) All actions and proceedings required by the Merger Agreements, applicable law and regulation (including, but not limited to, compliance with Hart-Scott-Rodino Anti-Trust Improvement Act of 1976 as amended) have been taken and the transactions required thereunder have been duly and validly taken and consummated.

     (e) No court of competent jurisdiction has issued any injunction, restraining order or other order which prohibits consummation of the transactions described in the Merger Agreements and no government action or proceeding has been threatened or commenced seeking any injunction, restraining order or other order which seeks to void or otherwise modify the transactions described in the Merger Agreements.

     (f) The security interests in and liens upon the assets and properties of Venice and LBH in favor of Agent, for itself and the benefit of Lenders, shall continue upon such assets and properties to which LB shall succeed pursuant to the Merger, and such security interests and liens and their perfection and priority shall continue in all respects in full force and effect. Without limiting the generality of the foregoing, the Merger shall in no way limit, impair or adversely affect the Obligations, howsoever arising, or any security interests or liens securing the same.

     (g) The Merger and the other arrangements contemplated herein do not violate any law or regulation or any order or decree of any court or governmental instrumentality in any respect and do not and will not conflict with or result in the breach of, or constitute a default in any respect under, any agreement, document or instrument to which Borrower, or any other Obligor is a party or may be bound, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property of Borrower or other Obligor (except pursuant to the CSIC Financing Agreements and the Charming Financing Agreements, in each case as in effect on the date hereof) or violate any provision of the Certificate of Incorporation or By-Laws of any Borrower or other Obligor.

     (h) Borrowers' Agent has delivered, or caused to be delivered, to Agent, true, correct and complete copies of the Merger Agreements.

     (i) All of the representations and warranties set forth in the Loan Agreement as amended hereby, and the other Financing Agreements, are true and correct in all material respects, except to the extent any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct as of such date.

     7. Conditions to Effectiveness. The consent set forth in Section 2 hereof and the amendments to the Loan Agreement set forth in Sections 3, 4 and 5 hereof shall be effective only upon the satisfaction of each of the following conditions in a manner satisfactory to Agent (the "Effective Date"):

     (a) receipt by Agent of an original of this Amendment, duly authorized, executed and delivered by each of the parties hereto;

     (b) receipt by Agent of evidence, in form and substance satisfactory to Agent, that the Merger Agreements have been duly executed and delivered by and to the appropriate parties thereto and the transactions contemplated under the terms of the Merger Agreements have been consummated prior to or contemporaneously with the execution of this Amendment No. 3;

     (c) receipt by Agent of evidence, in form and substance satisfactory to Agent, that all required consents or approvals of any persons other than Agent to the Merger and the other arrangements contemplated herein have been obtained;

     (d) receipt by Agent of evidence, in form and substance satisfactory to Agent, that the Merger Agreements have been filed with the Secretary of State of Delaware and/or the Secretary of State of Nevada, as applicable and the merger is valid and effective in accordance with the terms and provisions of the applicable corporate statutes of the State of Delaware and the State of Nevada;

     (e) all representations and warranties contained herein and in the Loan Agreement shall be true and correct in all material respects;

     (f) Agent shall be satisfied that it has a continuing, valid perfected and first priority security interests in and liens upon the Collateral of Venice and LBH and any other property which is intended to be security for the Obligations; and

     (g) after giving effect to the amendments to the Loan Agreement provided in this Amendment, no Event of Default shall exist or have occurred and no event, act or condition shall have occurred or exist which with notice or passage of time or both would constitute an Event of Default.

     8. Effect of this Amendment No. 3. This Amendment No. 3 and the instruments and agreements delivered pursuant hereto constitute the entire agreement of the parties with respect to the subject matter hereof and thereof, and supersede all prior oral or written communications, memoranda, proposals, negotiations, discussions, term sheets and commitments with respect to the subject matter hereof and thereof. Except as expressly consented to and amended pursuant hereto, no other changes or modifications to the Financing Agreements or waivers of or consents under any provisions thereof are intended or implied, and in all other respects the Financing Agreements are hereby specifically ratified, restated and confirmed by all parties hereto as of the effective date hereof. Without limiting the generality of the foregoing, the execution and delivery of this Amendment No. 3 shall not be deemed, in any manner, to constitute a waiver of, or otherwise affect the obligations of Borrowers under the letter agreement with respect to certain post-closing items, dated August 16, 2001, by Borrowers in favor of Agent, as amended. To the extent that any provision of the Loan Agreement or any of the other Financing Agreements are inconsistent with the provisions of this Amendment No. 3, the provisions of this Amendment No. 3 shall control.

     9. Further Assurances. Borrowers and Borrowers' Agent shall execute and deliver such additional documents and take such additional action as may be reasonably requested by Agent to effectuate the provisions and purposes of this Amendment No. 3.

     10. Governing Law. The rights and obligations hereunder of each of the parties hereto shall be governed by and interpreted and determined in accordance with the internal laws of the State of New York (without giving effect to principles of conflicts of laws that would apply any other law).

     11. Binding Effect. This Amendment No. 3 shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

     12. Counterparts. This Amendment No. 3 may be executed in any number of counterparts, but all of such counterparts shall together constitute but one and the same agreement. In making proof of this Amendment No. 3, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto. Delivery of an executed counterpart of this Amendment No. 3 via telecopier shall have the same force and effect as delivery of an original executed counterpart of this Amendment No. 3. Any party delivering an executed counterpart of this Amendment No. 3 via telecopier also shall deliver an original executed counterpart of this Amendment No. 3, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment No. 3 as to such party or any other party.

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


     IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 3 to be duly executed and delivered by their authorized officers on the date and year first above written, with effect as of August 16, 2001.

                                            BORROWERS

                                            CHARMING SHOPPES, INC.

                                            By: /s/ Eric M. Specter
                                                Eric M. Specter
                                                Executive Vice President


                                            CHARMING SHOPPES OF DELAWARE,  INC.

                                            By: /s/ Eric M. Specter
                                                Eric M. Specter
                                                Vice President

                                            CSI INDUSTRIES, INC.

                                            By: /s/ Eric M. Specter
                                                Eric M. Specter
                                                Vice President

                                            FB APPAREL, INC.

                                            By: /s/ Eric M. Specter
                                                Eric M. Specter
                                                Vice President

                                            LANE BRYANT, INC.


                                            By: /s/ Eric M. Specter
                                                Eric M. Specter
                                                Executive Vice President




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                                      [SIGNATURES CONTINUED FROM PREVIOUS PAGE]


                                            CATHERINES STORES CORPORATION

                                            By: /s/ Eric M. Specter
                                                Eric M. Specter
                                                Executive Vice President


BORROWERS' AGENT


CHARMING SHOPPES OF DELAWARE, INC.,
as Borrowers' Agent

By: /s/ Eric M. Specter
Eric M. Specter
Vice President



       AGENT

       CONGRESS FINANCIAL CORPORATION,
       as Administrative Agent


       By:      /s/ Terese K. Gatto
       Title:   Vice President



                                        [SIGNATURES CONTINUED ON NEXT PAGE]


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                                      [SIGNATURES CONTINUED FROM PREVIOUS PAGE]



CONSENTED TO:

By Each of the Obligors
on Exhibit A Annexed Hereto

       /s/ Eric M. Specter
       -------------------
Its:  In the capacity set forth on Exhibit A


By Each of the Obligors
on Exhibit B Annexed Hereto

        /s/ Colin D. Stern
Its:  Vice President

                                   EXHIBIT "A"

ERIC M. SPECTER
CATHERINES, INC.                                        Vice President
CATHERINES C.S.A.C, INC.                                Vice President
CATHERINES C.S.I.C., INC.                               President
CATHERINES.COM, INC. (DE)                               Vice President
CATHERINES.COM, INC. (TN)                               Vice President
CATHERINES OF CALIFORNIA, INC.                          Vice President
CATHERINES OF NEVADA, INC.                              Vice President
CATHERINES OF PENNSYLVANIA, INC.                        Vice President
CATHERINES PARTNERS-INDIANA, L.L.P. by its
   Managing Partner, Catherines Stores of Indiana, Inc. Vice President CATHERINES PARTNERS-TEXAS, L.P. by its General
   Partner, Catherines Stores of Texas, Inc.            Vice President
CATHERINES PARTNERS-WASHINGTON, G.P. by its
   Managing Partner, Catherines, Inc.                   Vice President
CATHERINES STORES OF INDIANA, INC.                      Vice President
CATHERINES STORES OF TEXAS, INC.                        Vice President
CHARM-FIN STORES, INC.                                  Vice President
CHARMING SHOPPES INTERACTIVE, INC.                      Vice President
CS INVESTMENT COMPANY                                   President
CSD ACQUISITION CORP.                                   Vice President
C.S.I.C., INC.                                          President
CSIM, INC.                                              President
KAFCO DEVELOPMENT CO., INC.                             Vice President
COLUMBIA #2589 DEVELOPMENT CO., INC.                    Vice President
FESTUS #2733 DEVELOPMENT CO., INC.                      Vice President
MACOMB #2619 DEVELOPMENT CO., INC.                      Vice President
ROLLA #2685 DEVELOPMENT CO., INC.                       Vice President
SIKESTON #2736 DEVELOPMENT CO., INC.                    Vice President
YUCCA #2524 DEVELOPMENT CO., INC.                       Vice President
FASHION BUG OF CALIFORNIA, INC.                         Vice President
FB CLOTHING, INC.                                       Vice President
FB DISTRO, INC.                                         Vice President
FSHC, INC.                                              Vice President
LANCO, INC.                                             Executive Vice President
LANE BRYANT PURCHASING CORPORATION                      Executive Vice President
LBH, INC. (NV)                                          Executive Vice President
MODERN WOMAN HOLDINGS, INC.                             Vice President
MODERN WOMAN, INC. (DE)                                 Vice President
MODERN WOMAN, INC. (MI)                                 Vice President
MODERN WOMAN SPECIALTY, INC.                            Vice President
(CATHERINE'S) OPERATING STORE CORPORATIONS              Vice President
(FASHION BUG) OPERATING STORE CORPORATIONS              Vice President
SIERRA NEVADA FACTORING, INC.                           Executive Vice President
VENICE ACQUISITION CORPORATION                          Vice President
WINKS LANE, INC.                                        Vice President

                                   EXHIBIT "B"

COLIN D. STERN
C.S.A.C., INC.                                          Vice President
C.S.F. CORP.                                            Vice President